                                                                    EXHIBIT 23.1



INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-22977 of Quanex Corporation on Form S-8 of our report dated June 19, 2002, appearing in this Annual Report on Form 11-K of the Piper Impact 401 (k) Savings Plan for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP
-------------------------
DELOITTE & TOUCHE LLP

Houston, Texas
June 28, 2002